UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 18, 2023, Organovo Holdings, Inc. (the “Company”) announced to its employees a plan to reduce the Company’s workforce, effective August 25, 2023, by approximately six employees, which represents approximately 24% of its employees as of August 18, 2023. The Company has refocused operations on FXR314, its clinical drug candidate. This decision to reduce the Company’s workforce was made in order to focus spending on the Company’s clinical program for FXR314, reduce ongoing operating expenses not related to clinical expenses, and extend the Company’s cash runway.

The terms of the severance packages to be provided to certain affected employees are being negotiated and finalized. As a result, the Company is unable to estimate the amount and timing of the reduction in force charges. Once determined, the Company will file an amendment to this Current Report on Form 8-K to provide an estimate and timing of the reduction in force charges.

Item 5.02. Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the reduction in force described above in Item 2.05, on August 16, 2023, Tom Jurgensen, the Company’s General Counsel and Corporate Secretary, and Jeffrey Miner, the Company’s Chief Scientific Officer, were each notified that his employment with the Company would be terminated. Each of Mr. Jurgensen’s and Mr. Miner’s last day of employment will be August 25, 2023.

The Company expects to enter into a consulting agreement with Dr. Miner pursuant to which he will provide certain consulting services to the Company for a period of time following the termination of his employment with the Company.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by words such as “expects,” “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, statements regarding the reduction in force, the Company’s operational focus on FXR314, the effect of the reduction in force, anticipated charges and any anticipated cost savings associated therewith and severance packages. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and projections regarding any strategic transaction process, the ability to advance its research and development activities and pursue development of any of its pipeline products, its technology, its product and service development opportunities and timelines, its business strategies, customer acceptance and the market potential of its technology, products and services, its future capital requirements, its future financial performance and other matters. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on July 14, 2023, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023. As a result, you should not place undue reliance on any forward-looking statements. Except to the limited extent required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*        *         *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organovo Holdings, Inc.

Date: August 22, 2023	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman